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                                                                     EXHIBIT 8.1

      [LETTERHEAD OF TROOP MEISINGER STEUBER & PASICH, LLP APPEARS HERE]
                                    LAWYERS

                               March 3, 1998

Iwerks Entertainment, Inc.
4540 West Valerio Street
Burbank, California 91505

     Re:  IWERKS ENTERTAINMENT, INC., A DELAWARE CORPORATION
          REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     In connection with the registration by Iwerks Entertainment, Inc., a Delaware corporation (the "Company"), of shares of common stock of Company, par value $.001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on March 4, 1998 and, as such filing may be hereafter amended (the "Registration Statement"), you have requested our opinion with respect to the matter set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise indentified to our satisfaction of such documents, corporate records and instruments as we have deemed necessary or proper for purposes of this opinion.

     In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity, of all documents submitted to us. In making our examination of documents executed by the parties, we have assumed that such parties have the power to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof.

     This opinion is based on various assumptions, and is conditioned upon certain representations to be made by the Company as to factual matters through a certificate of an officer of the Company and a certificate from an officer of the Company's wholly-owned subsidiary, IWK-1 Merger Corporation, and certain representations as to factual matters through additional certificates of an officer and certain shareholders of Showscan Entertainment, Inc., all as set forth in the Merger Agreement (as such term is defined in the Registration Statement) (collectively, the
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Iwerks Entertainment, Inc.
March 3, 1998
Page 2

"Certificates"). Also, this opinion is based upon the factual representations of the Company representing its business and properties as set forth in the Registration Statement. Furthermore, we have assumed that the Merger will be consummated pursuant to the terms of the Merger Agreement, including the exhibits thereto, and that the Merger will qualify as a statutory merger under applicable state law.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

     Based upon the facts set forth in the Registration Statement and in the form of Certificates, it is our opinion that the information set forth under the caption "THE MERGER-- Certain Federal Income Tax Consequences" in the Proxy Statement - Prospectus included within the Registration Statement, to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, is correct in all material respects.

     No opinion is expressed as to any matter not discussed therein.

     This opinion is based on various statutory provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and in some circumstances, with retroactive effect. A material change in the authorities upon which our opinion is based, and any variation or difference in the facts from those set forth in the Registration Statement or the Certificates, could affect our conclusions.

     This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Counsel."


                                    Very truly yours,

                                    /s/ Troop Meisinger Steuber & Pasich, LLP

                                   TROOP MEISINGER STEUBER & PASICH, LLP